Form of

Amended And Restated

Schedule A

Effective December __, 2018 to the

Investment Advisory Agreement Dated November 2, 2010

between

FundVantage Trust and Gotham Asset Management, LLC

Series of FundVantage Trust	Effective Date
Gotham Absolute Return Fund	August 28, 2012
Gotham Enhanced Return Fund	May 30, 2013
Gotham Neutral Fund	August 30, 2013
Gotham Absolute 500 Fund	July 25, 2014
Gotham Enhanced 500 Fund	December 31, 2014
Gotham Total Return Fund	March 30, 2015
Gotham Index Plus Fund	March 30, 2015
Gotham Large Value Fund (f/k/a Gotham Institutional Value Fund)	December 31, 2015
Gotham Hedged Plus Fund	March 30, 2016
Gotham Absolute 500 Core Fund	September 30, 2016
Gotham Enhanced 500 Core Fund	September 30, 2016
Gotham Enhanced Index Plus Fund	September 30, 2016
Gotham Hedged Core Fund	September 30, 2016
Gotham Neutral 500 Fund	September 30, 2016
Gotham Defensive Long Fund	September 30, 2016
Gotham Defensive Long 500 Fund	September 30, 2016
Gotham Enhanced S&P 500 Index Fund	December 30, 2016
Gotham Master Index Plus Fund	May 1, 2017
Gotham Master Neutral Fund	May 1, 2017
Gotham Short Strategies Fund	August 1, 2017
Gotham Index Plus All-Cap Fund	December 27, 2017
Gotham ESG Large Value Fund	December 6, 2018

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative effective as of the 21st of December, 2018.

Fundvantage Trust

By:
Name: Joel L. Weiss
Title: President and Chief Executive Officer

Gotham Asset Management, LLC

By:
Name: Louis LaRocca
Title: General Counsel & CCO

(Signature Page to Schedule A dated December 21, 2018 to Gotham Investment Advisory Agreement)

A-2

Form of Amended And Restated Schedule B

Dated December __, 2018 to the

Investment Advisory Agreement Dated November 2, 2010

between

FundVantage Trust and Gotham Asset Management, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Gotham Absolute Return Fund	2.00% (200 basis points)	August 28, 2012
Gotham Enhanced Return Fund	2.00% (200 basis points)	May 30, 2013
Gotham Neutral Fund	2.00% (200 basis points)	August 30, 2013
Gotham Absolute 500 Fund	1.35% (135 basis points)	September 1, 2016
Gotham Enhanced 500 Fund	1.35% (135 basis points)	September 1, 2016
Gotham Index Plus Fund	1.00% (100 basis points)	December 7, 2015
Gotham Total Return Fund	1.00% (100 basis points)*	May 1, 2017
Gotham Large Value Fund (f/k/a Gotham Institutional Value Fund)	0.75% (75 basis points)	August 31, 2018***
Gotham Hedged Plus Fund	1.00% (100 basis points)	March 30, 2016
Gotham Absolute 500 Core Fund	1.00% (100 basis points)	September 30, 2016
Gotham Enhanced 500 Core Fund	1.00% (100 basis points)	September 30, 2016
Gotham Enhanced Index Plus Fund	1.00% (100 basis points)	March 1, 2018**
Gotham Hedged Core Fund	0.70% (70 basis points)	September 30, 2016
Gotham Neutral 500 Fund	1.35% (135 basis points)	September 30, 2016
Gotham Defensive Long Fund	2.00% (200 basis points)	September 30, 2016
Gotham Defensive Long 500 Fund	1.35% (135 basis points)	September 30, 2016
Gotham Enhanced S&P 500 Index Fund	0.50% (50 basis points)	December 30, 2016
Gotham Master Index Plus Fund	0.75% (75 basis points)*	May 1, 2017
Gotham Master Neutral Fund	0.75% (75 basis points)*	May 1, 2017
Gotham Short Strategies Fund	1.35% (135 basis points)	August 1, 2017
Gotham Index Plus All-Cap Fund	1.00% (100 basis points)	December 27, 2017
Gotham ESG Large Value Fund	0.75% (75 basis points)	December 28, 2018

* Assets invested in other mutual funds advised by Gotham shall be excluded from the Gotham Total Return Fund, Gotham Master Index Plus Fund, and Gotham Master Neutral Fund’s average daily net assets for purposes of calculating the advisory fee.

** The effective date for the Gotham Enhanced Index Plus Fund investment advisory agreement was September 30, 2016 and a fee increase was approved by the Board of Trustees of FundVantage Trust on February 14, 2018.

*** The effective date for the Gotham Large Value Fund investment advisory agreement was December 31, 2015 and a fee reduction was approved by the Board of Trustees of FundVantage Trust on August 27, 2018.

B-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of the 21st day of December, 2018.

FundVantage Trust

By:
Name: Joel L. Weiss
Title: President and Chief Executive Officer

Gotham Asset Management, LLC

By:
Name: Louis LaRocca
Title: General Counsel & CCO

(Signature Page to Schedule B dated December 21, 2018 to Gotham Investment Advisory Agreement)

B-2